UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2026

The Goldman Sachs Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street, New York, N.Y.		10282
(Address of principal executive offices)		(Zip Code)

(212) 902-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchange on which registered
Common stock, par value $.01 per share	GS	NYSE
Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series A	GS PrA	NYSE
Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series C	GS PrC	NYSE
Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series D	GS PrD	NYSE
5.793% Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital II	GS/43PE	NYSE
Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital III	GS/43PF	NYSE
Medium-Term Notes, Series F, Callable Fixed and Floating Rate Notes due March 2031 of GS Finance Corp.	GS/31B	NYSE
Medium-Term Notes, Series F, Callable Fixed and Floating Rate Notes due May 2031 of GS Finance Corp.	GS/31X	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

The Goldman Sachs Group, Inc. (the “Registrant” or the “firm”) today announced that the Board of Directors (“Board”), upon the recommendation of the Compensation Committee, has determined 2025 total annual compensation for David Solomon, Chairman and Chief Executive Officer, of $47 million. This compares to total annual compensation for 2024 of $39 million.

The components of total annual compensation are as follows (dollar amounts in millions):

		Annual Variable Compensation Amount / % at grant allocated to:
	Base Salary*	PSUs**	CIP***	Cash
David Solomon	$2.0	$31.5 (70%)	$3.4 (7.5%)	$10.1 (22.5%)

* Annual base salary unchanged year-over-year.

** Equity amount at grant. PSUs tie 100% of equity-based compensation to ongoing firmwide performance metrics; PSU design is unchanged year-over-year.

*** Allocation to carry points pursuant to the terms of the Carried Interest Program (CIP), tying a portion of what would have otherwise been cash compensation to the long-term performance of a strategic growth area for the firm.

The Compensation Committee was guided in its determination of 2025 compensation by, among other things, the firm’s Assessment Framework, which is comprised of identified firmwide financial performance metrics as well as non-financial factors (i.e., strategic priorities and client orientation, risk management and controls, and people and culture).

In making its determination, the Compensation Committee considered, among other things:

•
Continued and significant shareholder value creation during 2025, including a total shareholder return of 57%, a 33% increase in the quarterly dividend and 6.2% book value per share growth as well as nearly $17 billion of capital returned to common shareholders,
•
Strong firmwide financial performance, with second highest net revenues and net earnings, a 27% increase in diluted earnings per share (EPS) and a 230 basis point improvement in return on average common shareholders’ equity (ROE),
•
Continued strong momentum in executing on our strategic priorities to grow and strengthen the firm, while also meaningfully improving the risk profile of the firm and enhancing the resilience of our earnings since our first Investor Day,
•
Strong performance in support of our clients across Global Banking & Markets and Asset & Wealth Management — our world-class interconnected franchises,
•
Enduring and relentless focus on our culture and Core Values, with client centricity and our One Goldman Sachs operating ethos serving as foundational drivers of long-term value creation,
•
Ongoing emphasis on the importance of investing in and maintaining a strong risk management and control environment to support our business activities, and
•
Continued advancement of our people strategy, taking into account the ongoing competitive threat to our best talent from both traditional banking peers as well as alternative asset managers and other non-bank liquidity providers.

The Committee also considered the firm’s financial performance, both on an absolute basis and relative to peer results as well as in the context of the 2025 operating environment and longer-term results.

For the year ended December 31, 2025, the firm reported full-year net revenues of $58.28 billion, net earnings of $17.18 billion, diluted EPS of $51.32 and ROE of 15.0%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)

Date: January 23, 2026	By:	/s/ Kathryn H. Ruemmler
	Name:	Kathryn H. Ruemmler
	Title:	Chief Legal Officer and General Counsel